Exhibit 3.17

CERTIFICATE OF INCORPORATION

OF

MELVILLE ADVERTISING AGENCY INC.

UNDER SECTION 402 OF THE

BUSINESS CORPORATION LAW

* * * * *

WE, THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify.

FIRST: The name of the corporation is

MELVILLE ADVERTISING AGENCY INC.

SECOND: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the Town of Huntington, County of Suffolk State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o One Hamtington Quadrangle Huntington Station, New York 11747.

IN WITHNESS WHEREOF, I have made and signed this Certificate of Incorporation this 8th day of March, A.D. 1985.

/s/ THOMAS C. TOTARO
Thomas C. Totaro 1633 Broadway, New York, New York 10019

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On this 8th day of March, 1985, before me personally came THOMAS C. TOTARO, to me known, and known to me to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he had executed the same.

/s/ RICHARD P. BOROVOY
Richard P. Borovoy
Notary Public

Richard P. Borovoy Notary Public, State of New York _______________________________ _______________________________ Commission Express March 30, 1985

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